Exhibit 99.1

FingerMotion’s Subsidiary Shanghai JiuGe Information Technology & Suning.com Expand Top-up Service to Major E-Commerce Portal

October 2020 Warrants Extended

NEW YORK, NY October 19, 2022 (GLOBE NEWSWIRE) -- FingerMotion, Inc. (“FingerMotion” or the “Company”)(Nasdaq: FNGR), a mobile data and services company, is pleased to announce a cooperation agreement between Suning.com and FingerMotion’s subsidiary, Shanghai JiuGe Information Technology Co., Ltd (“JiuGe”). The cooperation agreement makes JiuGe the provider of top-up service on Suning.com’s e-commerce portal. The agreement calls for JiuGe to provide operational support in the form of platform development, marketing and testing.

“Our Top-up business continues to expand,” said Martin Shen, CEO of FingerMotion, Inc. “We have now on-boarded 5 of the top 10 Chinese e-commerce portal sites. We believe this major achievement is related to our open-source technology that allows e-commerce portals to quickly integrate with our system. We have our sights set on future expansion and plan to continue pursuing the remaining e-commerce portals. We have found that the pandemic has accelerated the consumers online shopping preferences.”

October 2020 Warrant Extension

The Company’s board of directors has authorized a six month extension to the expiry date of the common stock purchase warrants that the Company issued on October 19, 2020 which have an expiry date of October 19, 2022 and an exercise price of $2.00 per share (the “October 2020 Warrants”). The new expiry date of the October 2020 Warrants is April 19, 2023.

About Suning.com

Suning.com was founded in December 1990 and has transformed into a top 10 e-commerce site. The company is headquartered in Nanjing and its portal primarily caters to consumers shopping for home appliances, consumer electronics, health, and beauty products. The e-commerce portal has an estimated 8 million in monthly traffic. In 2020, Suning.com was ranked among the Fortune Global 500, and ranked first in the retail industry with a brand value of 296.815 billion yuan in 2020.

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. It is one of only a few companies in China with access to wholesale rechargeable minutes from China’s largest mobile phone providers that can be resold to consumers. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

Company Contact:

FingerMotion, Inc.

For further information e-mail: info@fingermotion.com

Phone: 718-269-3366

Investor Relations Contact:

Skyline Corporate Communications Group, LLC

Scott Powell, President

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Office: (646) 893-5835

Email: info@skylineccg.com

Safe Harbor Statement

This release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements give our current expectations of forecasts of future events. All statements other than statements of current or historical fact contained in this release, including statements regarding our future financial position, business strategy, new products, budgets, liquidity, cash flows, projected costs, regulatory approvals or the impact of any laws or regulations applicable to us, and plans and objectives of management for future operations, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “should,” “estimate,” “expect,” “hope,” “intend,” “may,” “plan,” “project,” “will,” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations about future events. While we believe these expectations are reasonable, such forward-looking statements are inherently subject to risks and uncertainties, many of which are beyond our control. Our actual future results may differ materially from those discussed or implied in our forward-looking statements for various reasons. Factors that could contribute to such differences include, but are not limited to: international, national and local general economic and market conditions; demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to manage its VIE contracts; the ability of the Company to maintain its relationships and licenses in China; adverse publicity; competition and changes in the Chinese telecommunications market; fluctuations and difficulty in forecasting operating results; business disruptions, such as technological failures and/or cybersecurity breaches; and the other factors discussed in the Company’s periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are made only as of the date hereof. We do not undertake any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments.